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                                                                    Exhibit 23.2
                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 2002, except for the second and third paragraphs of Note N, as to which the date is April 25, 2002, on the combined balance sheets of Comark, Inc. and Affiliates as of December 29, 2001 and December 31, 2000, and the related combined statements of income, retained earnings, and cash flows of Comark, Inc. and Affiliates for the three years in the period ended December 29, 2001 which report appears in the Current Report on Form 8-K/A of Insight Enterprises, Inc. filed on July 9, 2002.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                    /s/ GRANT THORNTON LLP

Chicago, Illinois
August 15, 2002